 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-273081
PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 11, 2023)
Up to $5,514,200
Common Stock

We have entered into an at the market offering agreement (the “ATM Agreement”), with Citizens JMP Securities, LLC (“Citizens”), dated March 10, 2025, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the ATM Agreement, we may offer and sell shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $5,514,200 from time to time through or to Citizens, acting as sales agent and/or principal.
Our common stock is listed on the Nasdaq Capital Market under the trading symbol “TRAW.” On March 6, 2025, the closing price of our common stock, as reported on the Nasdaq Capital Market, was $2.72 per share.
Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for our common stock, directly to Citizens as principal, in privately negotiated transactions, in block transactions and/or in any other method permitted by law. If we and Citizens agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Under the ATM Agreement, Citizens is not required to sell any specific number or dollar amount of securities, but Citizens will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Citizens will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds of each sale of shares of our common stock. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement for additional information regarding the compensation to be paid to Citizens. In connection with the sale of our shares of common stock on our behalf, Citizens will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Citizens will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Citizens with respect to certain liabilities, including liabilities under the Securities Act.
As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $25,853,487 based on 3,118,635 shares of common stock held by non-affiliates and a price of $8.29 per share, the closing price of our common stock on February 6, 2025, which is the highest closing price of our common stock on the Nasdaq Capital Market within the prior 60 days of this prospectus supplement. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have sold $3,101,629 of securities pursuant to General Instruction I.B.6 of Registration Statement on Form S-3. In no event will we sell securities pursuant to a Registration Statement on Form S-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75 million and General Instruction I.B.6 of Registration Statement on Form S-3 continues to apply to us.
We are a “smaller reporting company” as that term is defined under the federal securities laws, and, as such, have elected to rely on certain reduced public company disclosure requirements. See “Prospectus Supplement Summary — Implications of Being a Smaller Reporting Company.”

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Citizens Capital Markets
March 10, 2025

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock having an aggregate offering price of up to $150,000,000. Under this prospectus supplement and accompanying prospectus, we may from time to time sell shares of our common stock having an aggregate offering price of up to $5,514,200.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of an offering of shares of our common stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the Citizens have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our common stock means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.
We are not, and the Citizens is not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement and the accompanying prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus that we have authorized for use in connection with this offering is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus supplement to “Traws,” “we,” “our,” “us” and “the Company” refer, collectively, to Traws Pharma, Inc. and our consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, contains or may contain forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus supplement, including the documents that we incorporate by reference herein, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and their opposites and similar expressions are intended to identify forward-looking statements. All statements, other than historical facts, including statements regarding estimations of projected cash runway; our future product development plans; the potential, safety, efficacy, and regulatory and clinical progress of our product candidates, including the anticipated timing for initiation of clinical trials and release of clinical trial data and the expectations surrounding potential regulatory submissions, approvals and timing thereof; and any assumptions underlying any of the foregoing, are forward-looking statements.
Forward looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. We believe that these factors include, but are not limited to, the factors that we identify in any of the documents incorporated or deemed incorporated into this prospectus supplement, the prospectus and the registration statement by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2023 and in any of our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K for any year ended after December 31, 2023.
You should also consider carefully the information set forth in the section titled “Risk Factors” or elsewhere in this prospectus supplement and the documents incorporated or deemed incorporated herein by reference, including in our most recent Annual Report on Form 10-K and in our updates to those risk factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other factors described elsewhere in this prospectus supplement. Any one or more of these uncertainties, risks, factors and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. Except as otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement and accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-9 of this prospectus supplement and the accompanying prospectus and our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
Traws Pharma, Inc.
Traws Pharma, Inc. (“Traws Pharma”), formerly known as Onconova Therapeutics, Inc. (the “Company”), was incorporated in the State of Delaware on December 22, 1998 and commenced operations on January 1, 1999. On April 1, 2024, the Company acquired Trawsfynydd Therapeutics, Inc., a Delaware corporation (“Trawsfynydd”), through a merger and the name change to Traws Pharma, Inc. was effected.
Our principal executive offices are located at 12 Penns Trail, Newtown, Pennsylvania 18940, and our telephone number is (267) 759-3680. Our website address is www.trawspharma.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement.
Business Overview
We are a clinical-stage biopharmaceutical company aiming to address unmet medical needs in respiratory viral diseases and cancer. Following the closing of the merger in which we acquired Trawsfynydd Therapeutics, Inc. on April 1, 2024 (the “Merger”), we are advancing the development of four clinical programs:
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Tivoxavir marboxil (TRX100), which we acquired as part of the Merger, is a small molecule cap- dependent endonuclease inhibitor. Cap-dependent endonuclease (“CEN”) is an enzyme that is important for influenza virus replication. TRX100 is intended to inhibit CEN and, thus, is intended to impede influenza virus replication including, the influenza A or B viral strains and bird flu viral strains. It is our intention to develop TRX100 as an oral dose given only once for potential treatment and prophylaxis of bird flu and seasonal influenza.

The first-in-man clinical study of TRX100 (designated AV5124 in a previous study) was performed from May to September of 2023 in Russia. The study sponsor was Pharmasyntez, JSC. We have the right to use the data resulting from the study outside of Russia and the Eurasian Economic Community countries. The trial was a single ascending dose study, and, as such, each study participant only received one dose of TRX100. The study consisted of four dose cohorts that received 20, 40, 80 or 120 mg TRX100 delivered as 20 mg strength tablets, or placebo. The study enrolled 28 healthy males ages 18-45 years who received either the study drug or placebo. The primary study endpoint was measurement of the safety and tolerability of single drug doses in healthy volunteers. The secondary endpoint was the measurement of pharmacokinetic parameters of single drug doses in healthy volunteers on an empty stomach or after a meal. In the study, one subject who received a single 40 mg dose of the study drug, experienced two adverse events (“AEs”). This subject experienced hyperglycemia, which was deemed to be mild and believed probably related to TRX100, and erosive gastritis with complications in the form of severe iron deficiency anemia, which was considered to be a serious adverse event (“SAE”) believed unlikely to be related (doubtful per the protocol) to the study drug.
There were no other AEs in the trial, including at higher doses. The pharmacokinetic measurements indicated a food effect for TRX100, with increased exposure when drug was taken after a meal, but otherwise showed increasing exposure with increasing dose.
We further advanced the development of TRX100 with a Traws Pharma sponsored Phase 1 randomized, blinded, and placebo-controlled study in Australia that was approved by the Human Research Ethics Committee. The study enrolled four cohorts of 8 participants, with 6 participants randomized to receive study drug and 2 participants assigned to receive placebo in each cohort. Participants were required to be healthy males or females ages 18-64 years, inclusive. Participants took either one dose of the study drug or one dose of placebo, depending on the group they were assigned to. The dose levels that were investigated were 80, 120, 240 and 480 mg, taken via oral capsules. The primary endpoint of the study is the measurement of safety and tolerability, and the secondary and other endpoints include the determination of the drug pharmacokinetic profile. Topline data showed good overall tolerability and a pharmacokinetic profile that appears to support the potential use of TRX100 as a one-time treatment for influenza. Two treatment related adverse events were reported as possibly related to study drug during the study, both were mild headaches. Topline data from this study showed that a single dose of TRX100 maintained plasma drug levels consistently above the EC90 and within the predicted therapeutic window for more than 20 days. We plan to interact with FDA, on the basis of the “Animal Rule” for further development of bird flu, and to interact with BARDA (Biomedical Advanced Research and Development Authority) and CDC (Centers for Disease Control and Prevention) in the USA for potential collaboration and funding for the development of the compound in bird flu and seasonal influenza. The FDA “Animal Rule” allows approval of therapeutic interventions in cases where a controlled human trial would be unethical or infeasible. Specific animal studies for that purpose are currently being conducted in ferrets and non-human primates.
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Ratutrelvir (TRX01), which we acquired as part of the Merger, is an inhibitor of the main protease (also known as 3CL protease) of the SAR-CoV-2 virus, the causative agent in COVID19. The main protease is an essential component in the mechanism for SARS-CoV-2 replication. TRX01 is intended to inhibit this protease and reduce SARS-CoV-2 virus replication. In vitro laboratory tests that measured the impact of TRX01 on SARS-CoV-2 replication, demonstrated that TRX01 inhibited the replication of viral isolates of the original SARS-CoV-2 isolates, and viral variants in the delta and omicron types. Based on preclinical animal studies, we intend to develop TRX01 for use without co-administration of a human cytochrome P450 (“CYP”) inhibitor such as ritonavir.

TRX01 was studied in a Phase 1 clinical trial that included single and multiple ascending dose phases. Participants were required to be healthy males or females ages 18-64 years, inclusive. The primary endpoint of the study was the measurement of safety and tolerability, and the secondary endpoint included the determination of the drug pharmacokinetic and pharmacodynamic profiles. The Phase 1 trial was conducted in Australia. It was sponsored by Traws Pharma and was approved by the Human Research Ethics Committee. The trial administered either the study drug or placebo to 40 participants in the single ascending dose phase, which included 5 cohorts with 8 participants in each cohort (6 received study drug and two received placebo). Subjects in the single ascending dose phase received one oral dose of the study drug or placebo, depending on their assigned group. The single ascending dose portion of the study assessed oral TRX01 at 15, 50, 150, 300 and 600 mg doses. Subjects in the multiple ascending dose phase received a daily single oral dose of 150 mg or 600 mg (6 active and 2 placebo) for 10 consecutive days. The study was completed in September 2024. Topline data from the study showed no treatment related adverse events reported up to the highest dose. Topline data also showed that once-daily administration of TRX01 for 10 consecutive days, maintained plasma drug levels within the predicted therapeutic window for 12 days.
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Narazaciclib, is our oral CDK4-plus inhibitor intended initially to treat, breast cancer, low grade endometrioid endometrial cancer, and other cancers. Narazaciclib is a multi-targeted kinase inhibitor targeting multiple cyclin- dependent kinases (“CDK’s”), AMP-activated protein kinase (“AMPK”), related protein kinase 5 (“ARK5”), and colony-stimulating factor 1 receptor (“CSF1R”) at low nM concentrations, as well as other tyrosine kinases believed to drive tumor cell proliferation, survival and metastasis. We initiated a multi-center Phase 1/2a trial evaluating narazaciclib in combination with letrozole as a second or third-line therapy for recurrent metastatic low-grade endometrioid endometrial cancer in the first calendar quarter of 2023. In this study, both narazaciclib and letrozole are administered orally in the ongoing Phase 1 dose escalation phase before potentially moving to a Phase 2 expansion cohort designed to enroll approximately 30 patients with low grade endometrioid endometrial cancer. For the Phase 1 portion patients with endometrial cancer and other gynecological malignancies that are amenable to treatment with hormonal therapy were included. Patients received escalating doses of narazaciclib given once daily continuously. The objectives of this study were to identify the recommended Phase 2 dose (“RP2D”) of the combination for future studies and characterize the safety profile of the combination treatment. The RP2D of narazaciclib in combination with letrozole in low grade endometrioid endometrial cancers has been identified.
Another Phase 1 study of narazaciclib as a monotherapy has also been conducted in patients with relapsed and/or refractory advanced cancer. The objectives of this study are to assess the safety and tolerability of repeated daily dosing of narazaciclib in these patients. The final analysis and reporting of both studies is ongoing.
An investigator-initiated study is ongoing in patients with relapsed refractory multiple myeloma in the USA. Another investigator-initiated study is planned to start in the USA, in patients with metastatic breast cancer who have progressed following treatment with CDK 4/6 based therapy. Narazaciclib is also being developed in greater China, under a 2017 license agreement between our company and HanX Biopharmaceuticals Inc. (“HanX”.) The development in greater China is entirely sponsored by HanX. The compound is being studied in China in clinical trials of patients with advanced cancers and High-Grade Glioma (Grade III and IV).
Our objective for narazaciclib is to establish additional partnerships for further development of the compound.
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Rigosertib is our second asset in oncology. It has been studied both alone and in combination with other therapeutics in various cancers. Rigosertib is currently being studied in investigator initiated trials for epidermolysis bullosa-associated squamous cell carcinoma. The Company is also making rigosertib available to patients under country specific compassionate use regulations. We have been pursuing orphan drug designation for rigosertib for epidermolysis bullosa-associated squamous cell carcinoma with the FDA. Our objective for this program is to establish partnerships for the development of rigosertib in this indication.

Private Placement
On December 29, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) certain accredited investors, pursuant to which we issued and sold to such purchasers an aggregate of (i) 3,630,205 Class A Units (“Class A Units”), each Class A Unit consisting of (a) one share of common stock, par value $0.01 per share, or one pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrant”) and (b) one Series A Warrant to purchase one share of common stock (“Series A Warrant”), and (ii) 289,044 Class B Units (“Class B Units”), each Class B Unit consisting of one Pre-Funded Warrant and one Series A Warrant. The purchase price per Class A Unit was $5.103 and the purchase price per Class B Unit was $5.093.
Following stockholder approval of the exercise of the Series A Warrants, as required pursuant to Nasdaq listing rules (which was obtained at that special meeting of stockholders of the Company held on February 17, 2025), as well as certain beneficial ownership limitations (discussed below), the Series A Warrants have an exercise price of $13.42 per share of common stock, will be exercisable six months after issuance and will expire on the earlier of (a) subject to the fulfilment of the Equity Conditions (as defined in the Purchase Agreement), thirty trading days after the last of the following data readouts to occur, as announced by the Company: (i) Ferret animal model Bird Flu data, (ii) non-human primate Bird Flu data, or (iii) Phase 2a Influenza A human clinical data, and (b) the 5-year anniversary of the closing date of the offering. The exercise price of the Series A Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Series A Warrants. Following stockholder approval of the exercise of the Pre-Funded Warrants, as required pursuant to Nasdaq listing rules (which was obtained at that special meeting of stockholders of the Company held on February 17, 2025), as well as certain ownership limitations (discussed below), the Pre-Funded Warrants are exercisable and do not expire. As of March 6, 2025, an aggregate of 1,382,559 Pre-Funded Warrants have been exercised by the holders thereof.
A holder will not have the right to exercise any portion of the Series A Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants or the Pre-Funded Warrants, respectively. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon notice to the Company, provided that any increase in such percentage shall not be effective until 61 days after such notice (the “Beneficial Ownership Limitation”). If not previously exercised in full, at the expiration of their terms, the Series A Warrants will be automatically exercised via cashless exercise.
The Series A Warrants and the Pre-Funded Warrants provide that holders will have the right to participate in any rights offering or distribution of assets, and will have the right to receive certain consideration in fundamental transactions, together with the holders of Common Stock on an as-exercised basis. In addition, upon a fundamental transaction, the holder of either of the Series A Warrants shall have the right to receive payment in cash, or under certain circumstances in other consideration, from the Company at the Black Scholes value as described in the Series A Warrants.
On February 18, 2025, the Company and certain of the purchasers entered into amendments to the Series A Warrants (the “Warrant Amendment”), pursuant to which the Series A Warrants issued to such purchasers were amended to (i) increase the threshold for a change of control, for purposes of determining whether a Fundamental Transaction (as defined in the Series A Warrants) has occurred, from 50% of the outstanding common stock of the Company to greater than 50% of the outstanding common stock of the Company, (ii) revise the expected volatility rate to be applied for purposes of determining the Black Scholes Value of the Series A Warrants to be utilized for calculating consideration payable to the holders of the Series A Warrants in connection with a Fundamental Transaction that is not within the Company’s control, and (iii) remove Section 3(h) of the Series A Warrants, which, under certain circumstances, provided for adjustments to the exercise price of the Series A Warrants in the event of a reverse stock split, stock consolidation, or a recapitalization or similar event involving the Company’s common stock based on the volume weighted average price of the Company’s common stock over the eleven trading day period commencing five trading days immediately preceding such event and the five trading days immediately following such event.
The Series A Warrants, Pre-Funded Warrants, and the shares of Common Stock underlying such warrants were offered in the private placement pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(2) thereof and/or Regulation D thereunder. Under the terms of the Purchase Agreement, we agreed to prepare and file, on or before January 15, 2025, a registration statement with the SEC to register for resale the shares of our Common Stock issuable upon exercise of the Pre-Funded Warrants and Series A Warrants sold and issued to the selling stockholders in the private placement, and to use commercially reasonable efforts to cause such registration statement to be declared effective within a specified time period set forth in the Purchase Agreement.
Reverse Stock Split
In September 2024, our board of directors approved a 1-for-25 reverse stock split of the outstanding shares of Common Stock (the “Reverse Stock Split”). Each 25 shares of Common Stock issued and outstanding immediately prior to the Reverse Stock Split automatically reclassified, combined, converted and changed into one fully paid and nonassessable share of Common Stock. In addition, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding warrants and stock options entitling the holders thereof to purchase shares of the Common Stock, and the number of shares reserved for issuance pursuant to our 2021 Incentive Compensation Plan (as amended and restated) were reduced proportionately. All Common Stock, per share and related information presented in the financial statements and accompanying notes which are incorporated by reference into the registration statement of which this prospectus supplement is a part from documents filed with the SEC prior to the Reverse Stock Split do not reflect the Reverse Stock Split and all Common Stock, per share and related information presented in the financial statements and accompanying notes which are incorporated by reference into the registration statement of which this prospectus supplement is a part from documents that were filed with the SEC after the Reverse Stock Split have been retroactively adjusted to reflect the Reverse Stock Split.

Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. We may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING
Common stock offered by us:
Shares of our common stock having an aggregate offering price of up to $5,514,200.
Common stock outstanding following the offering:
Up to 7,060,569, assuming the sale of 2,027,279 shares of our common stock at a price of $2.72 per share, which was the closing price of our common stock on the Nasdaq Capital Market on March 6, 2025. The actual number of shares of common stock outstanding following this offering will vary depending on several factors, including whether we elect to sell shares pursuant to this offering and the price at which the shares may be sold from time to time during this offering.
Manner of offering:
“At the market offering” that may be made from time to time through or to Citizens, acting as our sales agent and/or principal. See “Plan of distribution” on page S-17 of this prospectus supplement for more information.
Use of proceeds:
We expect to use the net proceeds, if any, from this offering to fund the development of our clinical and preclinical programs, for other research and development activities and for general corporate purposes, which may include capital expenditures and funding working capital needs. See “Use of Proceeds” on page S-13 of this prospectus supplement for more information.
The Nasdaq Stock Market symbol:
“TRAW”
Risk factors:
Investing in our common stock involves risks. See “Risk factors” beginning on page S-9 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.
The number of shares of our common stock to be outstanding after the offering is based on 5,033,290 shares of common stock outstanding as of March 6, 2025, and excludes:
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2,976,138 shares of our common stock issuable upon conversion of 7,398 shares of Series C Preferred Stock outstanding as of March 6, 2025;

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5,848,082 shares of our common stock reserved for issuance upon exercise of outstanding warrants outstanding as of March 6, 2025, which consists of (i) 1,928,493 pre-funded warrants at an exercise price of $0.01 per share of common stock; and (ii) 3,919,589 warrants, with a weighted average exercise price of $13.42 per share of common stock;

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423,107 shares of our common stock issuable upon the exercise of stock options outstanding as of March 6, 2025, at a weighted average exercise price of $11.89 per share;

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22,421 shares of our common stock issuable upon vesting of restricted stock units outstanding as of March 6, 2025; and

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57,142 additional shares of our common stock available for future issuance as of March 6, 2025 under our 2021 Incentive Compensation Plan, as amended and restated.

Except as otherwise indicated, all information in this prospectus supplement gives effect to the 1-for-25 reverse stock split of our common stock, which became effective in September of 2024. However, common stock share and per share amounts in the accompanying prospectus and certain of the documents incorporated by reference herein dated prior to August 23, 2023, have not been adjusted to give effect to the reverse stock split.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below as well as those described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K following the most recent Annual Report on Form 10-K, and in all other information appearing in this prospectus supplement or incorporated by reference into this prospectus supplement and any applicable prospectus supplement. The material risks and uncertainties that management believes affect us will be described in those documents.
In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement is qualified in its entirety by these risk factors.
We have expressed substantial doubt about our ability to continue as a going concern.
As described in our liquidity footnotes to our interim unaudited financial statements and elsewhere in our quarterly and annual reports, we have incurred recurring losses and negative cash flows from operations since inception and had an accumulated deficit as of September 30, 2024 of $619.2 million and $5.4 million of cash. As of December 31, 2024, we had approximately $21.3 million of cash, and as of the date of this prospectus, we have approximately $17.0 million of cash. We do not have sufficient cash and cash equivalents as of the date of this prospectus to support our operations past the first quarter of 2026. These matters raise substantial doubt about our ability to continue as a going concern within one year after the date that these financial statements are issued.
Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The future success of the Company is dependent upon our ability to obtain additional funding. There can be no assurance, however, that we will be successful in obtaining such funding in sufficient amounts, on terms acceptable to us, or at all. The failure to obtain sufficient capital on acceptable terms when needed would have a material adverse effect on our business, results of operations, and financial condition. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in us.
We have not completed our preparation of the financial statements for the fiscal year ended December 31, 2024 and the audit of such period remains in process. Accordingly, we cannot state with specificity our final operating and financial results for the period or whether we or our auditors will identify any material weaknesses in our internal controls over financial reporting during the period.
We have not completed our preparation of the financial statements for the fiscal year ended December 31, 2024 and our audit of such period remains in process. While we expect to timely file our annual report on Form 10-K for the fiscal year ended December 31, 2024, there cannot be any assurance that we will be able to do so, by the due date of March 31, 2025. As we continue our review for the quarter and year ended December 31, 2024, we may identify a material weakness of our internal controls over financial reporting. To the extent that we identify such a material weakness in this period, or in the event that we identify a material weakness in the future, this may result in material misstatements of the Company’s consolidated financial statements or cause the Company to fail to meet its periodic reporting obligations and the trading price of our stock could be negatively affected.
Effective internal control over financial reporting is necessary to provide reliable financial reports and to assist in the effective prevention or detection of material misstatements due to error or fraud. Any inability to provide reliable financial reports or prevent or detect material misstatements due to error or fraud could harm our business. We regularly review and update our internal control over financial reporting, disclosure controls and procedures, and corporate governance policies. In addition, we are required under the rules and regulations of the SEC regarding compliance with the Sarbanes-Oxley Act to report annually on the effectiveness of our internal control over financial reporting and at this time we have not yet made this determination. Furthermore, any system of internal controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Accordingly, a material weakness increases the risk that the financial information we report contains material misstatements.
While we have not identified a material weakness to date, since this is our first audit following our acquisition of Trawsfynydd Therapeutics, Inc., there is a risk that in the course of our audit we or our auditors will identify a material weakness. Any failure to maintain effective internal control over financial reporting could adversely impact our ability to report our financial results on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations or may lose confidence in our reported financial information, and may cause our share price to fall. Likewise, if our financial statements are not filed on a timely basis as required by the SEC and the NASDAQ Stock Market, we could face severe consequences from those authorities. In either case, it could result in a material adverse effect on our business or have a negative effect on the trading price of our common stock. Further, if we fail to timely remedy any future deficiencies or maintain effective internal control over financial reporting, we could be subject to regulatory scrutiny, civil or criminal penalties or shareholder litigation. We can give no assurance that the measures we ultimately take in the future will remediate the material weaknesses identified or that any additional material weaknesses or restatements of our financial statements will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of those controls.
We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing securityholders, which could adversely affect the market price of shares of common stock and our business.
We will require additional financing to fund future operations, including for research and development, clinical trials, expansion in current and new markets, development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of our existing securityholders, which could adversely affect the market price of our common stock and the voting power of shares of our common stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of our existing securityholders, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.
Our latest financial information may not be available at the time of the offering.
The information provided in this prospectus supplement and prospectus, including the documents incorporated by reference, is based on historical financial information available as of our last audited financial statements, and there may be material changes or developments that are not reflected in the most recent financial information.
Our most recently audited financial statements were as of December 31, 2023 and our last quarterly financial information that has been disclosed was with respect to the period ended September 30, 2024. Investors should be aware that as of the date of the offering described in this prospectus supplement, the latest financial statements of the Company for the period ended December 31, 2024, including the full fiscal year ended December 31, 2024, may not yet have been prepared or audited and as a result may not have been made available to investors or disclosed in any securities filing of the Company. Our fiscal year is the calendar year ended December 31, and we typically provide audited financial statements in our annual report on Form 10-K, which is not due for the year ended December 31, 2024 until March 31, 2025. Due to the timing of the at the market offering described in this prospectus supplement, investors consequently may not have the most current financial information for the fiscal year ended December 31, 2024. This absence of current financial information may limit investors’ ability to assess our financial performance, liquidity and overall financial health accurately. Investors should exercise caution and consider this absence of the latest financial information when making any investment decision.
Additionally, the financial statements of the Company for the period ended December 31, 2024, will be the first annual report for the Company since effecting its merger on April 1, 2024. Due to the change in operations and personnel, we will incur significant legal, accounting and other expenses in order to meet the standards required as a public company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, has imposed various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we anticipate that compliance with these rules and regulations will increase our legal, accounting and financial compliance costs substantially. A number of those requirements will require us to carry out activities we may not have done previously. In addition, these rules and regulations may make our activities related to legal, accounting and financial compliance more difficult, time consuming and costly and may also place undue strain on our personnel, systems and resources. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our auditors identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.
The actual number of shares of common stock we will issue under the ATM Agreement, at any one time or in total, and the gross proceeds resulting from those sales is uncertain.
Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to request Citizens to sell on our behalf shares of common stock at any time throughout the term of the ATM Agreement, and Citizens will use commercially reasonable efforts to sell the shares. The number of shares that are sold by Citizens after we request that sales be made will fluctuate based on the market price of our common stock during the sales period and limits we set with Citizens. Because the price per share of our common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible to predict the number of shares of common stock that will ultimately be issued by us under the ATM Agreement or the amount of gross proceeds to be raised in connection with those sales. In addition, investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices and accordingly may experience different levels of dilution and different outcomes in their investment results.
We will have discretion, subject to market demand and the terms of the ATM Agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
If you purchase shares of common stock in this offering, you may suffer immediate dilution of your investment.
The offering price per share of common stock in this offering may exceed the net tangible book value per share outstanding prior to this offering. Because the sales of the common stock offered hereby will be made directly into the market, the prices at which we sell these shares will vary, and these variations may be significant. Purchasers of the common stock we sell, as well as holders of our existing shares of common stock, will experience significant dilution if we sell common stock at prices significantly below the price at which they invested. See the section of this prospectus supplement entitled “Dilution” for a more detailed illustration of the dilution you would incur if you purchase common stock in this offering.

In addition to this offering, subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities or securities convertible into or exchangeable for equity securities at prices that may be higher or lower than the price per share of common stock paid by you in this offering. Further, the exercise of outstanding options or warrants could result in further dilution to investors and any additional shares issued in connection with acquisitions will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.
We have broad discretion over the use of our cash, cash equivalents and investments, including the net proceeds from this offering, and may not use them effectively.
Our management has broad discretion in the use of our available cash, cash equivalents and investments, including the net proceeds, if any, from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. We may invest our available cash, cash equivalents and investments, including the net proceeds from this offering, pending their use in a manner that does not produce income or that loses value.
We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Accordingly, stockholders must rely on capital appreciation, if any, for any return on their investment.
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.
Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

USE OF PROCEEDS
We may offer and sell shares of our common stock having aggregate sales proceeds of up to $5,514,200 from time to time. The amount of proceeds we receive, if any, will depend on the actual number of shares of our common stock sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the ATM Agreement with Citizens as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.
We expect to use the net proceeds, if any, from this offering to fund the development of our clinical and preclinical programs, for other research and development activities and for general corporate purposes, which may include capital expenditures and funding working capital needs.
Our expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual use of the net proceeds may vary significantly depending on numerous factors, including the progress of our research and development efforts, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our programs, and any unforeseen cash needs. Accordingly, our management will have broad discretion in the timing and application of these proceeds.
Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY
We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on restrictions and other factors our board of directors may deem relevant. Investors should not purchase our common stock, or our warrants, which are exercisable for shares of our common stock, with the expectation of receiving cash dividends.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering.
Our historical net tangible book value (deficit) as of September 30, 2024 was approximately $(2,033,000), or $(0.339) per share. Our historical tangible book value (deficit) represents the book value of our total tangible assets less the book value of our total liabilities. Historical net tangible book value per share represents our historical net tangible book value divided by 6,001,554, which includes the 3,025,554 shares of our common stock outstanding plus 2,976,000 shares of common stock issuable upon conversion of shares of our Series C Preferred Stock as of September 30, 2024.
Our pro forma net tangible book value (deficit) as of September 30, 2024 was approximately $(3,045,971), or $(0.307) per share. Pro forma net tangible book value represents the book value of our total tangible assets less the book value of our total liabilities, after giving effect to our issuance and sale in December 2024 of (i) 3,630,205 Class A Units, with each Class A Unit consisting of (a) one share of our common stock or one pre-funded warrant to purchase one share of Company common stock, and (b) one Series A Warrant to purchase one share of Company common stock, and (ii) 289,044 Class B Units, with each Class B Unit consisting of one pre-funded warrant and one Series A Warrant, after deducting underwriting discounts and commissions and offering expenses payable by us, and the subsequent exercise of an aggregate of 1,382,559 of the pre-funded warrants issued in December 2024 (and assuming no exercise of any of the other pre-funded warrants or Series A Warrants described above). Pro forma net tangible book value per share represents pro forma net tangible book value divided by the total number of shares of our common stock and common stock equivalents outstanding as of September 30, 2024, after giving effect to the pro forma adjustments described above.
After giving further effect to the sale of shares of our common stock pursuant to this prospectus supplement and accompanying prospectus in the aggregate amount of $5,514,200 at an assumed offering price of $2.72 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on March 6, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been approximately $2,087,803, or $0.175 per share. This represents an immediate increase in pro forma net tangible book value of $0.482 per share to existing stockholders and dilution of $2.545 per share of pro forma as adjusted net tangible book value to new investors based on the assumed average sale price of $2.72 per share. The following table illustrates this dilution to the investors purchasing shares of common stock in this offering:
Assumed public offering price per share		$2.72
Historical net tangible book value per share as of September 30, 2024	$(0.339)
Increase in historical net tangible book value per share attributable to the pro forma adjustments described above	$0.032
Pro forma net tangible book value per share as of September 30, 2024	$(0.307)
Increase in pro forma net tangible book value per share attributable to new investors	$0.482
Pro forma as adjusted net tangible book value per share after this offering		$0.175
Dilution per share to new investors		$2.545
The foregoing table and discussion exclude:
•
2,976,000 shares of our common stock issuable upon conversion of 7,440 shares of Series C Preferred Stock outstanding as of September 30, 2024;

•
430,066 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2024, with a weighted average exercise price of approximately $37.01 per share;

•
12,650 shares of common stock issuable upon the exercise of outstanding warrants as of September 30, 2024, with a weighted average exercise price of approximately $92.99 per share;

•
22,421 shares of common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024; and

•
51,381 shares of common stock reserved for future issuance under our 2021 Incentive Compensation Plan, as amended and restated, as of September 30, 2024.

To the extent that we issue additional shares of common stock in the future, whether upon the exercise of outstanding warrants or options or otherwise, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into the ATM Agreement with Citizens, under which we may offer and sell up to $5,514,200 of our shares of common stock from time to time through or to Citizens acting as agent and/or principal. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made (i) in privately negotiated transactions with the consent of the Company; (ii) as block transactions; or (iii) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for our common stock. If we and Citizens agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.
The ATM Agreement allows for the issuance of up to an aggregate of $50,000,000 of our shares of common stock; however, in no event shall the Company issue or sell to or through Citizens such number of shares that exceeds (a) the number or dollar amount of shares of common stock registered on the Registration Statement and as reflected on this Prospectus Supplement, pursuant to which the offering is being made, (b) the number of authorized but unissued shares of our common stock, or (c) the number or dollar amount of shares of common stock that would cause the Company or the offering of the shares to not satisfy the eligibility and transaction requirements for use of Form S-3, including, if applicable, General Instruction I.B.6 of Registration Statement on Form S-3.
Each time we wish to issue and sell our shares of common stock under the ATM Agreement, we will notify Citizens of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Citizens, unless Citizens declines to accept the terms of such notice in accordance with the ATM Agreement, Citizens has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Citizens under the ATM Agreement to sell our shares of common stock are subject to a number of conditions that we must meet. We or Citizens may suspend the offering of shares of common stock being made through Citizens under the ATM Agreement upon proper notice to the other party.
The settlement of sales of shares between us and Citizens is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Citizens may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Citizens a commission equal to 3% of the aggregate gross proceeds we receive from each sale of our shares of common stock by Citizens. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Citizens for the fees and disbursements of its counsel, payable upon execution of the ATM Agreement, in an amount not to exceed $50,000, in addition to up to $5,000 per “Representation Date” in connection with ongoing diligence arising from the transactions contemplated by the ATM Agreement. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Citizens under the terms of the ATM Agreement, will be approximately $215,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares. We will report at least quarterly the number of shares of common stock sold through Citizens under the ATM Agreement, the net proceeds to us and the compensation paid by us to Citizens in connection with the sales of our common stock.
Citizens is not required to sell any certain number of shares or dollar amount of our common stock, but will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us, subject to the conditions set forth in the ATM Agreement. In connection with the sale of our shares of common stock on our behalf, Citizens will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation

Citizens will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Citizens against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Citizens may be required to make in respect of such liabilities. Citizens will not engage in any market making activities involving shares of our common stock while the offering is ongoing under this prospectus if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, Citizens will not engage in any transactions that stabilizes shares of our common stock.
The offering of our shares of common stock pursuant to the ATM Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the ATM Agreement and (ii) the termination of the ATM Agreement as permitted therein. We may terminate the ATM Agreement at any time upon five business day’s prior written notice. Citizens may terminate the ATM Agreement at any time.
Citizens and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Citizens may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Citizens may at any time hold long or short positions in such securities.
This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Citizens, and Citizens may distribute the prospectus supplement and the accompanying prospectus electronically.
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s principal business address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120-4101, and its telephone number is (800) 468-9716.
Our common stock is listed on The Nasdaq Capital Market under the symbol “TRAW.”

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon by Snell & Wilmer L.L.P. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for Citizens in connection with this offering.
EXPERTS
The consolidated financial statements of Traws Pharma, Inc. (formerly Onconova Therapeutics, Inc.), appearing in Traws Pharma, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus supplement constitutes part of a Registration Statement on Form S-3 that we have filed with the SEC. As permitted by the SEC’s rules, the base prospectus and this prospectus supplement, which form a part of the Registration Statement, do not contain all the information that is included in the Registration Statement.
The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus supplement and their exhibits, all contain information that is material to the offering of the shares of our common stock hereby. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents.
The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The Registration Statement and the exhibits are available through the SEC’s website.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information will be available at the website of the SEC referred to above. Additionally, you may access our filings with the SEC through our website at http://www.trawspharma.com. The information on our website is not part of this prospectus supplement.
We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus supplement or the Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:
Investor Relations
Traws Pharma, Inc.
12 Penns Trail
Newtown, PA 18940
(267) 759-3680
You should rely only on the information in this prospectus supplement and the additional information described above and under the heading “Incorporation of Certain Information by Reference,” below. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement was accurate on the date of the front cover of this prospectus supplement only, and that any information we have incorporated by reference was accurate on the date of the document incorporated by reference only. Our business, financial condition, results of operations and prospects may have changed since such date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and any accompanying prospectus supplement.
We incorporate by reference the documents listed below that we have previously filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024, as amended by Form 10-K/A, filed with the SEC of April 29, 2024;

•
our Quarterly Reports on Form 10-Q for the quarters ended (i) March 31, 2024, filed with the SEC on May 15, 2024, (ii) June 30, 2024, filed with the SEC on August 15, 2024, and (iii) September 30, 2024, filed with the SEC on November 14, 2024;

•
our Current Reports on Form 8-K filed on April 4, 2024, May 22, 2024, June 17, 2024, June 21, 2024, June 28, 2024, July 19, 2024, August 23, 2024, September 17, 2024, September 27, 2024, November 1, 2024, November 22, 2024, December 20, 2024, December 31, 2024, January 23, 2025, February 7, 2025, February 18, 2025, February 18, 2025, February 19, 2025, February 28, 2025, and March 3, 2025; and

•
the description of our Common Stock contained in our registration statement on Form 8-A filed with the SEC on July 23, 2013 (Registration no. 001-36020), including any amendment or report filed for the purpose of updating such description, and Exhibit 4.22 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 27, 2020.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Registration Statement but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus supplement from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports or portions thereof that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus supplement. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus supplement, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

PROSPECTUS
Onconova Therapeutics, Inc.
$150,000,000
Common Stock, Preferred Stock,
Debt Securities, Warrants and Units
This prospectus covers our offer and sale from time to time of any combination of common stock, preferred stock, debt securities, warrants or units described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities and may also add, update or change information contained in this prospectus. The aggregate offering price of all securities sold by us under this prospectus may not exceed $150,000,000.
You should read this prospectus and any supplement carefully before you purchase any of our securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
The securities may be offered and sold by us from time to time at fixed prices, at market prices or at negotiated prices, and may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.”
Our common stock is currently listed on the Nasdaq Capital Market under the symbol “ONTX.” On June 29, 2023, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.10 per share.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information.
Investing in these securities involves risks, including those set forth in the “Risk Factors” section of the applicable prospectus supplement and any related free writing prospectus and in the documents incorporated by reference into this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.
This prospectus is dated July 11, 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC. This prospectus covers the primary offering by us of up to an aggregate offering price of $150,000,000 of securities. We may offer and sell any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before investing in any of the securities offered.
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.onconova.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.
Unless the context indicates otherwise, as used in this prospectus, the terms “Onconova,” “Onconova Therapeutics,” “Company,” “we,” “us” and “our” refer to Onconova Therapeutics, Inc. and its consolidated subsidiaries.

INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, that we filed with the SEC on March 30, 2023, and as amended on Form 10-K/A, that we filed on May 1, 2023;

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Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, that we filed with the SEC on May 15, 2023;

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Our Current Reports on Form 8-K filed with the SEC on February 13, 2023, March 16, 2023, April 6, 2023, May 9, 2023 and May 15, 2023;

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The description of our common stock contained in our registration statement on Form 8-A filed on July 23, 2013 (Registration no. 001-36020) with the SEC, including any amendment or report filed for the purpose of updating such description;

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All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement; and

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All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from us, at no cost, by writing or telephoning us at: Onconova Therapeutics, Inc., 12 Penns Trail, Newtown, Pennsylvania, 18940, (267) 759-3680, Attention: Suzanne Hutchison.
The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the filing is made.
Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus or any prospectus supplement regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may, in some cases, use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements appear in a number of places throughout this prospectus and the documents incorporated by reference herein, and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned preclinical development and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, protection of our intellectual property portfolio, the degree of clinical utility of our products, particularly in specific patient populations, our ability to develop commercial and manufacturing functions, expectations regarding clinical trial data, our results of operations, cash needs, financial condition, liquidity, collaborations, partnerships, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and in the documents incorporated by reference herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate are consistent with the forward-looking statements contained in this report, they may not be predictive of results or developments in future periods.
Actual results could differ materially and adversely from our forward-looking statements due to a number of factors, including, without limitations, risks related to:
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our need for additional financing for our clinical-stage programs, continued product development and other operations, and our ability to obtain sufficient funds on acceptable terms when needed, and our plans and future needs to scale back operations if adequate financing is not obtained;

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our ability to continue as a going concern;

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our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

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the success and timing of our preclinical studies and clinical trials, including site initiation and patient enrollment, and regulatory approval of protocols for future clinical trials;

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our ability to enter into, maintain and perform collaboration agreements with other pharmaceutical companies, for funding and commercialization of our clinical product candidates or preclinical compounds, and our ability to achieve certain milestones under those agreements;

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the difficulties in obtaining and maintaining regulatory approval of our product candidates, and the labeling under any approval we may obtain;

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our plans and ability to develop, manufacture and commercialize our product candidates;

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our failure to recruit or retain key scientific or management personnel or to retain our executive officers;

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the size and growth of the potential markets for our product candidates and our ability to serve those markets;

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regulatory developments in the United States and foreign countries;

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the rate and degree of market acceptance of any of our product candidates;

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obtaining and maintaining intellectual property protection for our product candidates and our proprietary technology;

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the successful development of our commercialization capabilities, including sales and marketing capabilities;

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recently enacted and future legislation and regulation regarding the healthcare system;

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the success of competing therapies and products that are or become available;

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our ability to maintain the listing of our securities on a national securities exchange;

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the potential for third party disputes and litigation;

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the performance of third parties, including contract research organizations (“CROs”) and third-party manufacturers; and

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the impact of the novel coronavirus disease, COVID-19, to global economy and capital markets, and to our business and our financial results.

Any forward-looking statements that we make in this prospectus and the documents incorporated by reference herein speak only as of the date of such statement, and we undertake no obligation to update such statements whether as a result of any new information, future events, changed circumstances or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
You should also read carefully the factors described in the “Risk Factors” section of this prospectus and in documents incorporated by reference herein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and in documents incorporated by reference herein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.
We obtained the industry, market and competitive position data in this prospectus and in documents incorporated by reference herein from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. We believe this data is accurate in all material respects as of the date of this prospectus.

RISK FACTORS
Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. Before making an investment decision, you should carefully consider these risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K, as filed with the SEC on March 30, 2023, which are incorporated by reference into this prospectus, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC and any applicable prospectus supplement or any free writing prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus. Any such risk could cause our business, financial condition or operating results to suffer. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment.
ONCONOVA THERAPEUTICS, INC.
Overview
We are a clinical-stage biopharmaceutical company focused on discovering and developing novel products for patients with cancer. We have proprietary molecularly targeted agents designed to disrupt specific cellular pathways that are important for cancer cell proliferation. We believe that the product candidates in our pipeline have the potential to be efficacious in a variety of cancers with unmet medical need. We have the following two clinical-stage programs: 1. narazaciclib (ON 123300), a multi-targeted kinase inhibitor in solid tumors and hematological malignancies as a single agent or in combination with other anti-cancer therapies; and 2. rigosertib administered alone or in combination for the treatment of various cancers. We are currently evaluating potential compounds for in-licensing opportunities.
Our net losses were $5.8 million and $4.1 million for the three months ended March 31, 2023 and 2022, respectively. As of March 31, 2023, we had an accumulated deficit of $469.5 million.
CORPORATE INFORMATION
We were incorporated in Delaware in December 1998 and commenced operations in January 1999. Our principal executive offices are located at 12 Penns Trail, Newtown, Pennsylvania 18940, and our telephone number is (267) 759-3680. Our website address is www.onconova.com. The information on, or that can be accessed through, our website is not part of this prospectus.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used to fund the development of our clinical and preclinical programs, for other research and development activities and for general corporate purposes, which may include capital expenditures and funding our working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. Pending such uses, we may invest the net proceeds in investment grade interest-bearing securities.
The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and progress with our clinical development programs. Expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

DESCRIPTION OF SECURITIES
We may offer shares of our common stock and preferred stock, various series of debt securities, warrants or units to purchase any of such securities, with a total value of up to $150,000,000, from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered, including, to the extent applicable:
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designation or classification;

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aggregate offering price;

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rates and times of payment of dividends;

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redemption, conversion or exchange terms;

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conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

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restrictive covenants;

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voting or other rights; and

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important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the Registration Statement at the time of its effectiveness or offer a security of a type that is not described in this prospectus.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 125,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of June 29, 2023, 20,977,625 shares of our common stock, and no shares of our preferred stock, were outstanding.
Common Stock
Subject to the preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that may be declared by our board of directors out of funds legally available for that purpose. Holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors. Holders of our common stock do not have any conversion, redemption, sinking fund or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. All outstanding shares of our common stock are, and any shares of common stock that we may issue in the future will be, fully paid and non-assessable.
Preferred Stock
We may issue any class of preferred stock in any series. Our board of directors has the authority, subject to limitations prescribed under Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations and restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.
In 2018, our board of directors designated 1,044,488 shares of preferred stock as Series A Convertible Preferred Stock and 1,796,875 shares of preferred stock as Series B Convertible Preferred Stock, As of June 30, 2023, we had no shares of preferred stock outstanding.
Delaware Anti-Takeover Law and Provisions in Our Certificate of Incorporation and Bylaws
Delaware Anti-Takeover Law
We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:
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the owner of 15% or more of the outstanding voting stock of the corporation;

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an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

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the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.
Our Tenth Amended and Restated Certificate of Incorporation, as amended, or our “certificate of incorporation,” and our Amended and Restated Bylaws, or our “bylaws,” do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.
Certificate of Incorporation and Bylaws
Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws will:
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permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (as of April 24, 2020, 1,044,488 shares have been designated as Series A Convertible Preferred Stock and 1,796,875 shares have been designated as Series B Convertible Preferred Stock);

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provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election; and

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provide that special meetings of our stockholders may be called only by the board of directors or by such person or persons requested by a majority of the board of directors to call such meetings.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is EQ Shareowner Services.
Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “ONTX.”
DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.
We may offer under this prospectus up to $150,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $150,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and a trustee. A form of indenture, which will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, is filed as an exhibit to the registration statement.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by an indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.
We can issue debt securities that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:
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the title of the debt securities;

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the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which we will pay the principal on the debt securities;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where the principal of, and premium and interest on, the debt securities will be payable;

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the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities;

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the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

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if payments of principal of, and premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, and premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into shares of our common stock or any class or series of preferred stock. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Payment of Interest and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may transfer certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.
Book-Entry Debt Securities
We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue book-entry debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
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the title of the warrants;

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the aggregate number of warrants offered;

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the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

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the exercise price of the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment or termination of the warrants; and

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any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions.

As of June 29, 2023, we had (i) non-tradable warrants with an expiration date ranging from September 2023 to December 2024 to purchase 344,990 shares of common stock at a weighted average exercise price of $4.58 per share, and (iii) non-tradable pre-funded warrants expiring either in July 2023 or with no expiration date to purchase 8,522 shares of common stock at an exercise price of $2.25 per share.
DESCRIPTION OF UNITS
As specified in any applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
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to or through one or more underwriters or dealers in a public offering and sale by them;

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directly to a limited number of purchasers or to a single purchaser;

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through agents;

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through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

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in any manner, as provided in the applicable prospectus supplement.

Each time we offer and sell securities under this prospectus, we will file a prospectus supplement. The prospectus supplement will state the terms of the offering of the securities, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of such securities and the proceeds to be received by us, if any;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
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negotiated transactions;

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at a fixed public offering price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the Nasdaq Capital Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.
EXPERTS
The consolidated financial statements of Onconova Therapeutics, Inc. appearing in Onconova Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.